UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 3, 2014 (February 27, 2014)

ARCA biopharma, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22873	36-3855489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11080 CirclePoint Road, Suite 140, Westminster, CO 80020

(Address of Principal Executive Offices) (Zip Code)

(720) 940-2200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Bonuses, Base Salaries and Equity Grants

On February 27, 2014, the Compensation Committee (the “Committee”) of the Board of Directors of ARCA biopharma, Inc. (the “Company”), approved cash bonuses (the “Bonuses”) for each of the executive officers of the Company in the amounts set forth below, payable on or around March 7, 2014. The Committee also approved the base salaries for the Company’s “named executive officers” (as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission), in each case as set forth below.

Name and Title	2014 Cash Bonus	Base Salary
Michael R. Bristow President and Chief Executive Officer	$60,050	$281,139
Patrick M. Wheeler Chief Financial Officer	$46,650	$268,975
Christopher D. Ozeroff Senior Vice President, General Counsel	$35,200	$274,773

The Committee determined the Bonuses are to be paid in recognition of the past efforts of each of the executives. The new base salaries will become effective on March 1, 2014.

On February 27, 2014, the Compensation Committee also approved the following stock option (“Options”) and restricted stock unit (“RSUs”) grants to the below executive officers pursuant to the Company’s 2013 Equity Incentive Plan and the forms of Stock Option Grant Notice, Option Agreement, Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement for officers, as filed with the Securities and Exchange Commission as exhibits to the Company’s Current Report on Form 8-K on September 23, 2013:

Name	Options Granted (1)	RSU’s Granted (2)
Michael Bristow President and Chief Executive Officer	51,500	56,700
Christopher Ozeroff Senior Vice President, General Counsel & Secretary	10,500	34,200
Patrick Wheeler Chief Financial Officer	20,500	34,200

(1)	Vests in 48 equal monthly installments measured from February 27, 2014
(2)	Vests in 4 equal annual installments measured from February 27, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 3, 2014

ARCA biopharma, Inc. (Registrant)

By:	/s/ Patrick M. Wheeler
Name: Patrick M. Wheeler
Title: Chief Financial Officer